Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gambling.com Group Limited
St. Helier, Channel Island of Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of our report dated March 20, 2025, relating to the consolidated financial statements of Gambling.com Group Limited (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO LLP
BDO LLP
London, United Kingdom
August 14, 2025